WATFORD REPORTS 2020 SECOND QUARTER RESULTS
PEMBROKE, Bermuda, July 29, 2020 -- (GLOBE NEWSWIRE)-- WATFORD HOLDINGS LTD. (“Watford” or the “Company”) (NASDAQ: WTRE) today reported net income of $188.8 million, after $1.1 million of preference dividends, for the three months ended June 30, 2020, compared to net income of $13.8 million, after payment of $4.9 million of preference dividends, for the same period in 2019. Book value per diluted common share was $38.82 at June 30, 2020, an increase of 37.6% from March 31, 2020. The quarterly results include:

•
Net income available to common shareholders of $188.8 million, or $9.51 per diluted common share, or a 28.2% return on average equity, compared to net income of $13.8 million, or $0.61 per diluted common share, or a 1.5% return on average equity for the 2019 second quarter;

•
Combined ratio of 108.0%, comprised of a 79.7% loss ratio, a 22.4% acquisition expense ratio and a 5.9% general and administrative expense ratio, compared to a combined ratio of 103.5% for the prior year second quarter, comprised of a 73.6% loss ratio, a 23.4% acquisition expense ratio and a 6.5% general and administrative expense ratio;

•
Net interest income of $27.4 million, a 1.4% yield on average net assets, for the 2020 second quarter, compared to net interest income of $26.4 million and a 1.2% yield on average net assets for the 2019 second quarter; and

•
Net investment income of $199.5 million, a 10.0% return on average net assets for the 2020 second quarter, compared to net investment income of $23.8 million and a 1.1% return on average net assets for the 2019 second quarter.

Following the first quarter of 2020, the novel coronavirus (COVID-19) pandemic has continued to cause unprecedented economic volatility and disruption globally.
At this time, there continues to be significant uncertainties surrounding the ultimate number of insurance claims and scope of damage resulting from this pandemic. The Company’s estimates across its insurance and reinsurance lines of business are based on currently available information derived from modeling techniques, preliminary claims information obtained from the Company’s clients and brokers, a review of relevant in-force contracts with potential exposure to the pandemic and estimates of reinsurance recoverables. These estimates include losses only related to claims incurred as of June 30, 2020. Actual losses from these events may vary materially from the estimates due to several factors, including the inherent uncertainties in making such determinations and the evolving nature of this pandemic.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Commenting on the 2020 second quarter financial results, Jon Levy, CEO of Watford, said:
“First, we would like to express our sympathy to all those affected by the COVID-19 global pandemic, as well as our appreciation for those who continue to provide support and care to the individuals who need it most. I’d also like to again thank the Watford employees and broader Watford team who have continued to deliver in this challenging environment.
Despite the backdrop of significant turmoil created by the pandemic, Watford demonstrated its resilience and delivered a strong financial performance. Our net income of $188.8 million for the quarter was driven by $199.5 million of net investment income. Our net interest income remained steady at $27.4 million, representing a quarterly yield on average net assets of 1.4%. Realized and unrealized gains for the quarter totaled $172.1 million, with an additional $23.0 million in other comprehensive income. In aggregate, our book value per diluted common share increased $10.61, or 37.6% from March 31, 2020.
Our combined ratio for the quarter was 108.0%, and 104.7% when adjusted for other underwriting income and certain corporate expenses. The COVID-19 global pandemic has created significant uncertainty for the property and casualty industry, though we believe our mix of business is less exposed to classes likely to be materially affected. Watford recognized a COVID-19 loss provision of $5.2 million, or 4.0 loss ratio points, for the second quarter, almost exclusively arising from business interruption coverage in our property catastrophe reinsurance line of business.
Insurance and reinsurance conditions continue to improve. We believe our insurance and reinsurance platforms are well positioned in the hardening marketplace.”

Underwriting
The following table summarizes the Company’s underwriting results on a consolidated basis:

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
	($ in thousands)
Gross premiums written	$157,927	$161,978	(2.5)%	$392,829	$348,667	12.7%
Net premiums written	105,856	119,370	(11.3)%	292,556	264,757	10.5%
Net premiums earned	131,535	151,318	(13.1)%	271,574	297,412	(8.7)%
Underwriting income (loss) (1)	(10,578)	(5,266)	(100.9)%	(16,721)	(11,236)	(48.8)%

			% Point Change			% Point Change
Loss ratio	79.7%	73.6%	6.1%	79.3%	74.7%	4.6%
Acquisition expense ratio	22.4%	23.4%	(1.0)%	21.3%	23.3%	(2.0)%
General & administrative expense ratio	5.9%	6.5%	(0.6)%	5.6%	5.8%	(0.2)%
Combined ratio	108.0%	103.5%	4.5%	106.2%	103.8%	2.4%
Adjusted combined ratio (2)	104.7%	99.9%	4.8%	103.4%	101.1%	2.3%
(1) Underwriting income (loss) is a non-U.S. GAAP financial measure and is calculated as net premiums earned, less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses. See “Comments on Regulation G” for further discussion, including a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders.
(2) Adjusted combined ratio is a non-U.S. GAAP financial measure and is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss). See “Comments on Regulation G” for further discussion, including a reconciliation of our adjusted combined ratio to our combined ratio.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following table provides summary information regarding premiums written and earned by line of business:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	($ in thousands)
Gross premiums written:
Casualty reinsurance	$25,125	$32,557	$108,943	$108,158
Other specialty reinsurance	21,080	37,836	57,960	62,134
Property catastrophe reinsurance	11,253	5,929	21,085	11,921
Insurance programs and coinsurance	100,469	85,656	204,841	166,454
Total	$157,927	$161,978	$392,829	$348,667

Net premiums written:
Casualty reinsurance	$24,774	$32,077	$108,441	$107,142
Other specialty reinsurance	19,843	36,523	55,327	59,705
Property catastrophe reinsurance	10,506	5,621	20,338	11,603
Insurance programs and coinsurance	50,733	45,149	108,450	86,307
Total	$105,856	$119,370	$292,556	$264,757

Net premiums earned:
Casualty reinsurance	$48,146	$67,506	$100,911	$130,819
Other specialty reinsurance	29,876	42,635	65,240	87,196
Property catastrophe reinsurance	5,824	3,119	10,708	6,090
Insurance programs and coinsurance	47,689	38,058	94,715	73,307
Total	$131,535	$151,318	$271,574	$297,412
The following table shows the components of our loss and loss adjustment expenses for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,				Six Months Ended June 30,
	2020		2019		2020		2019
	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums
	($ in thousands)
Current year	$104,993	79.9%	$111,494	73.7%	$215,849	79.5%	$222,395	74.8%
Prior year development (favorable)/adverse	(207)	(0.2)%	(78)	(0.1)%	(387)	(0.2)%	(129)	(0.1)%
Loss and loss adjustment expenses	$104,786	79.7%	$111,416	73.6%	$215,462	79.3%	$222,266	74.7%
Results for the three months ended June 30, 2020 versus 2019:
Gross and net premiums written in the 2020 second quarter were 2.5% and 11.3% lower, respectively, than the 2019 second quarter. The decrease in gross and net premiums written reflected a decrease in casualty reinsurance and other specialty reinsurance premiums written, offset in part by an increase in insurance programs and coinsurance and property catastrophe reinsurance in the 2020 second quarter. In addition, a higher portion of insurance programs and coinsurance premiums written were ceded in the 2020 second quarter compared to the 2019 second quarter.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Net premiums earned in the 2020 second quarter were 13.1% lower than the 2019 second quarter. The decrease in earned premiums reflected reduced participations and non-renewals for certain casualty reinsurance deals. In addition, the decrease in other specialty reinsurance premiums was driven by a contract written and earned with no comparable premium this quarter, as well as a reduction in our exposure to U.S. mortgage risk. These decreases were partially offset by increased writings in insurance programs and coinsurance, and, to a lesser extent, greater assumed property catastrophe reinsurance.
The loss ratio was 79.7% in the 2020 second quarter compared to 73.6% in the 2019 second quarter. In the 2020 second quarter, the increase in loss ratio was primarily driven by COVID-19 related losses of $5.2 million, or 4.0 points, which mainly impacted property catastrophe reinsurance business. The prior year loss reserve development for both the 2020 and 2019 second quarters was essentially flat. The acquisition expense ratio was 22.4% in the 2020 second quarter, compared to 23.4% in the 2019 second quarter. These ratio movements also reflect changes in mix and the type of business.
The general and administrative expense ratio was 5.9% in the 2020 second quarter, compared to 6.5% in the 2019 second quarter. The 0.6 point decrease versus the prior year second quarter was primarily attributable to a one-time accelerated long term incentive expense recognized in the 2019 second quarter. Removing certain corporate expenses, our adjusted general and administrative expense ratio was 3.3% in the 2020 second quarter consistent with 3.3% in the 2019 second quarter.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Investments
The following table summarizes the Company’s key investment returns on a consolidated basis:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	($ in thousands)
Interest income	$36,453	$38,596	$74,277	$81,737
Investment management fees - related parties	(4,262)	(4,570)	(8,614)	(8,979)
Borrowing and miscellaneous other investment expenses	(4,763)	(7,611)	(10,432)	(15,909)
Net interest income	27,428	26,415	55,231	56,849
Realized gains (losses) on investments	(6,001)	789	(11,047)	2,071
Unrealized gains (losses) on investments	178,064	(1,725)	(107,392)	30,713
Investment performance fees - related parties	—	(1,692)	—	(7,492)
Net investment income (loss)	$199,491	$23,787	$(63,208)	$82,141

Unrealized gains on investments (balance sheet)	$59,123	$35,228	$59,123	$35,228
Unrealized losses on investments (balance sheet)	(244,474)	(113,937)	(244,474)	(113,937)
Net unrealized gains (losses) on investments (balance sheet)	$(185,351)	$(78,709)	$(185,351)	$(78,709)

Net interest income yield on average net assets (1)	1.4%	1.2%	2.7%	2.7%
Non-investment grade portfolio (1)	1.8%	1.6%	3.5%	3.5%
Investment grade portfolio (1)	0.4%	0.6%	1.0%	1.2%
Net investment income return on average net assets (1)	10.0%	1.1%	(3.1)%	3.9%
Non-investment grade portfolio (1)	13.1%	1.2%	(5.2)%	4.6%
Investment grade portfolio (1)	1.6%	1.0%	2.4%	2.1%
Net investment income return on average total investments (excluding accrued investment income) (2)	7.7%	0.8%	(2.4)%	2.9%
Non-investment grade portfolio (2)	10.6%	1.0%	(4.3)%	3.7%
Investment grade portfolio (2)	1.6%	1.0%	2.4%	2.1%
(1) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. For the three- and six-month periods, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, revolving credit agreement borrowings are not subtracted from the net assets calculation. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net interest income yield on average net assets and net investment income return on average net assets.
(2) Net investment income return on average total investments (excluding accrued investment income) is calculated by dividing net investment income by average total investments. For the three- and six-month periods, average total investments is calculated using the averages of each quarterly period. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net investment income return on average total investments (excluding accrued investment income).
Results for the three months ended June 30, 2020 versus 2019:
Net investment income was $199.5 million for the three months ended June 30, 2020 compared to net investment income of $23.8 million for the three months ended June 30, 2019, an increase of $175.7 million. The 2020 second quarter net investment income return on average net assets was 10.0% as compared to 1.1% for the prior year period.
The 2020 second quarter net investment income return was driven by net unrealized gains of $178.1 million as the credit markets partially recovered through the quarter. Net interest income increased to $27.4 million from $26.4 million, an increase of 3.8% quarter over quarter.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The 2020 second quarter non-investment grade portfolio net interest income yield was 1.8%, compared with 1.6% in the second quarter of 2019. The net realized and unrealized gains reported in the 2020 second quarter were $163.1 million, reflective of the credit market recovery discussed above.
The 2020 second quarter investment grade portfolio net interest income yield was 0.4%, a decrease from 0.6% in the prior year period. In addition, the investment grade portfolio recognized $8.9 million of net realized and unrealized gains in the quarter as compared to gains of $3.8 million in the second quarter of 2019.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables summarize the composition of the Company's non-investment grade and investment grade portfolios by sector as of June 30, 2020 and March 31, 2020:

	June 30, 2020
	Total	Financials	Health Care	Technology	Consumer Services	Industrials	Consumer Goods	Oil & Gas	All Other (1)
	($ in thousands)
Non-Investment Grade Portfolio:
Term loan investments	$875,560	$188,970	$170,442	$186,367	$113,733	$90,250	$36,455	$29,573	$59,770
Corporate bonds	378,183	44,898	26,626	16,720	105,543	33,870	68,314	29,516	52,696
Equities - sector specific	93,872	62,350	22,577	7,266	—	641	—	264	774
Short-term investments - sector specific	2,184	—	—	1,682	—	—	502	—	—
Subtotal	1,349,799	296,218	219,645	212,035	219,276	124,761	105,271	59,353	113,240
Equities - non-sector specific	27,470
Short-term investments - non-sector specific	267,904
Asset-backed securities	157,925
Other investments	34,142
Mortgage-backed securities	9,164
Total Non-Investment Grade Portfolio	$1,846,404	$296,218	$219,645	$212,035	$219,276	$124,761	$105,271	$59,353	$113,240

Investment Grade Portfolio:
Corporate bonds	$169,918	$51,327	$10,834	$18,688	$22,738	$11,942	$35,818	$11,388	$7,183
Short-term investments	99,978
U.S. government and government agency bonds	217,459
Non-U.S. government and government agency bonds	151,124
Asset-backed securities	130,327
Mortgage-backed securities	22,018
Municipal government and government agency bonds	2,117
Total Investment Grade Portfolio	$792,941	$51,327	$10,834	$18,688	$22,738	$11,942	$35,818	$11,388	$7,183
Total Investments	$2,639,345	$347,545	$230,479	$230,723	$242,014	$136,703	$141,089	$70,741	$120,423
(1) Includes telecommunications, utilities and basic materials.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	March 31, 2020
	Total	Financials	Health Care	Technology	Consumer Services	Industrials	Consumer Goods	Oil & Gas	All Other (1)
	($ in thousands)
Non-Investment Grade Portfolio:
Term loan investments	$906,999	$190,535	$195,084	$199,837	$98,518	$89,778	$40,415	$32,049	$60,783
Corporate bonds	240,570	24,927	43,028	15,702	49,761	27,585	19,947	18,522	41,098
Equities - sector specific	95,112	59,714	27,174	5,868	—	1,026	—	242	1,088
Short-term investments - sector specific	47,703	7,703	—	—	—	—	—	40,000	—
Subtotal	1,290,384	282,879	265,286	221,407	148,279	118,389	60,362	90,813	102,969
Equities - non-sector specific	26,148
Short-term investments - non-sector specific	222,065
Asset-backed securities	140,613
Other investments	30,682
Mortgage-backed securities	8,529
Total Non-Investment Grade Portfolio	$1,718,421	$282,879	$265,286	$221,407	$148,279	$118,389	$60,362	$90,813	$102,969

Investment Grade Portfolio:
Corporate bonds	$167,570	$62,046	$13,752	$12,135	$15,481	$14,133	$34,718	$7,346	$7,959
Short-term investments	74,093
U.S. government and government agency bonds	265,423
Non-U.S. government and government agency bonds	149,858
Asset-backed securities	113,583
Mortgage-backed securities	21,785
Municipal government and government agency bonds	2,073
Total Investment Grade Portfolio	$794,385	$62,046	$13,752	$12,135	$15,481	$14,133	$34,718	$7,346	$7,959
Total Investments	$2,512,806	$344,925	$279,038	$233,542	$163,760	$132,522	$95,080	$98,159	$110,928
(1) Includes telecommunications, utilities and basic materials.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The table below summarizes the credit quality of the Company's non-investment grade and investment grade portfolios as of June 30, 2020 and March 31, 2020, as rated by Standard & Poor’s Financial Services, LLC, or Standard & Poor’s, Moody’s Investors Service, or Moody’s, Fitch Ratings Inc., or Fitch, Kroll Bond Rating Agency, or KBRA, or DBRS Morningstar, or DBRS, as applicable:

	Credit Rating (1)
June 30, 2020	Fair Value	AAA	AA	A	BBB	BB	B	CCC	CC	C	D	Not Rated
	($ in thousands)
Non-Investment Grade Portfolio:
Term loan investments	$875,560	$—	$—	$—	$—	$23,218	$530,118	$247,478	$15,191	$2,192	$28,046	$29,317
Corporate bonds	378,183	—	—	—	37,373	50,125	152,648	113,723	6,268	5,585	3,956	8,505
Asset-backed securities	157,925	—	—	3,854	98,827	23,136	8,767	1,663	—	—	—	21,678
Mortgage-backed securities	9,164	—	—	—	—	1,292	—	—	—	—	3,224	4,648
Short-term investments	270,088	34,859	172,166	60,880	—	502	—	—	—	—	—	1,681
Total fixed income instruments and short-term investments	1,690,920	34,859	172,166	64,734	136,200	98,273	691,533	362,864	21,459	7,777	35,226	65,829
Other Investments	34,142
Equities	121,342
Total Non-Investment Grade Portfolio	$1,846,404	$34,859	$172,166	$64,734	$136,200	$98,273	$691,533	$362,864	$21,459	$7,777	$35,226	$65,829

Investment Grade Portfolio:
Corporate bonds	$169,918	$—	$16,032	$90,087	$58,858	$4,941	$—	$—	$—	$—	$—	$—
U.S. government and government agency bonds	217,459	—	217,459	—	—	—	—	—	—	—	—	—
Asset-backed securities	130,327	1,377	—	19,621	108,790	539	—	—	—	—	—	—
Mortgage-backed securities	22,018	—	602	4,794	16,622	—	—	—	—	—	—	—
Non-U.S. government and government agency bonds	151,124	—	151,124	—	—	—	—	—	—	—	—	—
Municipal government and government agency bonds	2,117	1,039	586	492	—	—	—	—	—	—	—	—
Short-term investments	99,978	3,448	22,656	—	73,874	—	—	—	—	—	—	—
Total Investment Grade Portfolio	$792,941	$5,864	$408,459	$114,994	$258,144	$5,480	$—	$—	$—	$—	$—	$—
Total	$2,639,345	$40,723	$580,625	$179,728	$394,344	$103,753	$691,533	$362,864	$21,459	$7,777	$35,226	$65,829
(1) For individual fixed maturity investments, Standard & Poor’s ratings are used. In the absence of a Standard & Poor’s rating, ratings from Moody’s are used, followed by ratings from Fitch, followed by ratings from KBRA, followed by ratings from DBRS.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Credit Rating (1)
March 31, 2020	Fair Value	AAA	AA	A	BBB	BB	B	CCC	CC	C	D	Not Rated
	($ in thousands)
Non-Investment Grade Portfolio:
Term loan investments	$906,999	$—	$—	$—	$—	$10,277	$650,028	$161,307	$2,823	$1,314	$1,590	$79,660
Corporate bonds	240,570	—	—	—	5,933	14,447	84,955	118,847	1,872	—	3,699	10,817
Asset-backed securities	140,613	—	—	3,339	85,572	19,727	7,395	1,418	—	—	—	23,162
Mortgage-backed securities	8,529	—	—	—	—	1,190	—	—	—	—	2,552	4,787
Short-term investments	269,768	26,024	133,548	402	62,091	—	40,000	—	—	—	—	7,703
Total fixed income instruments and short-term investments	1,566,479	26,024	133,548	3,741	153,596	45,641	782,378	281,572	4,695	1,314	7,841	126,129
Other Investments	30,682
Equities	121,260
Total Non-Investment Grade Portfolio	$1,718,421	$26,024	$133,548	$3,741	$153,596	$45,641	$782,378	$281,572	$4,695	$1,314	$7,841	$126,129

Investment Grade Portfolio:
Corporate bonds	$167,570	$—	$34,647	$76,063	$52,085	$4,775	$—	$—	$—	$—	$—	$—
U.S. government and government agency bonds	265,423	—	265,423	—	—	—	—	—	—	—	—	—
Asset-backed securities	113,583	1,628	—	15,980	95,975	—	—	—	—	—	—	—
Mortgage-backed securities	21,785	—	—	4,600	17,185	—	—	—	—	—	—	—
Non-U.S. government and government agency bonds	149,858	—	149,858	—	—	—	—	—	—	—	—	—
Municipal government and government agency bonds	2,073	1,023	570	480	—	—	—	—	—	—	—	—
Short-term investments	74,093	4,150	21,239	—	48,704	—	—	—	—	—	—	—
Total Investment Grade Portfolio	$794,385	$6,801	$471,737	$97,123	$213,949	$4,775	$—	$—	$—	$—	$—	$—
Total	$2,512,806	$32,825	$605,285	$100,864	$367,545	$50,416	$782,378	$281,572	$4,695	$1,314	$7,841	$126,129
(1) For individual fixed maturity investments, Standard & Poor’s ratings are used. In the absence of a Standard & Poor’s rating, ratings from Moody’s are used, followed by ratings from Fitch, followed by ratings from KBRA, followed by ratings from DBRS.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Corporate Function
The Company has a corporate function that includes general and administrative expenses related to corporate activities, interest expense, net foreign exchange gains (losses), income tax expense and items related to the Company’s contingently redeemable preference shares.
The Company incurred an interest expense of $2.9 million for the three months ended June 30, 2020, in relation to the Company’s 6.5% senior notes issued on July 2, 2019. Interest is paid semi-annually in arrears on January 2 and July 2.
Preference dividends were $1.1 million and $4.9 million for the three months ended June 30, 2020 and 2019, respectively.
There were no share repurchases during the 2020 second quarter. As of June 30, 2020, approximately $47.1 million of share repurchases were available under the Company’s previously announced $50 million share repurchase program.
Conference Call
The Company will hold a conference call on Thursday, July 30, 2020 at 1:00 p.m. Eastern time to discuss its 2020 second quarter results. A live webcast of this call will be available via the Investors section of the Company’s website at http://investors.watfordre.com. A replay of the conference call will also be available via the Investors section of the Company’s website beginning on July 31, 2020.
About Watford Holdings Ltd.
Watford Holdings Ltd. is a global property and casualty insurance and reinsurance company with approximately $1.0 billion in capital as of June 30, 2020, comprised of: $172.6 million of senior notes, $52.4 million of contingently redeemable preference shares and $776.2 million of common shareholders’ equity, with operations in Bermuda, the United States and Europe. Its operating subsidiaries have been assigned financial strength ratings of “A-” (Excellent) from A.M. Best and “A” from Kroll Bond Rating Agency. On May 1, 2020, A.M. Best announced that it had placed under review with negative implications the financial strength ratings of our operating subsidiaries. In addition, on June 17, 2020, Kroll Bond Rating Agency reaffirmed the “A” insurance financial strength ratings of our operating subsidiaries, and revised the outlook for all of the ratings to negative.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	(Unaudited)
	June 30,	December 31,
	2020	2019
Assets	($ in thousands)
Investments:
Term loans, fair value option (Amortized cost: $991,130 and $1,113,212)	$875,560	$1,061,934
Fixed maturities, fair value option (Amortized cost: $611,265 and $432,576)	548,010	416,594
Short-term investments, fair value option (Cost: $370,976 and $325,542)	370,066	329,303
Equity securities, fair value option	58,898	59,799
Other investments, fair value option	34,142	30,461
Investments, fair value option	1,886,676	1,898,091
Fixed maturities, available for sale (Amortized cost: $698,897 and $739,456)	690,225	745,708
Equity securities, fair value through net income	62,444	65,338
Total investments	2,639,345	2,709,137
Cash and cash equivalents	107,653	102,437
Accrued investment income	14,364	14,025
Premiums receivable	258,178	273,657
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	229,746	170,974
Prepaid reinsurance premiums	131,919	132,577
Deferred acquisition costs, net	64,149	64,044
Receivable for securities sold	31,314	16,288
Intangible assets	7,650	7,650
Funds held by reinsurers	41,112	42,505
Other assets	22,328	17,562
Total assets	$3,547,758	$3,550,856
Liabilities
Reserve for losses and loss adjustment expenses	$1,353,049	$1,263,628
Unearned premiums	456,170	438,907
Losses payable	58,292	61,314
Reinsurance balances payable	72,776	77,066
Payable for securities purchased	67,272	18,180
Payable for securities sold short	29,289	66,257
Revolving credit agreement borrowings	472,361	484,287
Senior notes	172,554	172,418
Amounts due to affiliates	4,542	4,467
Investment management and performance fees payable	5,511	17,762
Other liabilities	27,440	21,912
Total liabilities	$2,719,256	$2,626,198
Commitments and contingencies
Contingently redeemable preference shares	52,351	52,305
Shareholders’ equity
Common shares ($0.01 par; shares authorized: 120 million; shares issued: 22,804,128 and 22,692,300)	227	227
Additional paid-in capital	898,935	898,083
Retained earnings (deficit)	(35,909)	43,470
Accumulated other comprehensive income (loss)	(9,179)	5,629
Common shares held in treasury, at cost (shares: 2,917,149 and 2,789,405)	(77,923)	(75,056)
Total shareholders’ equity	776,151	872,353
Total liabilities, contingently redeemable preference shares and shareholders’ equity	$3,547,758	$3,550,856

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	($ in thousands except share and per share data)
Gross premiums written	$157,927	$161,978	$392,829	$348,667
Gross premiums ceded	(52,071)	(42,608)	(100,273)	(83,910)
Net premiums written	105,856	119,370	292,556	264,757
Change in unearned premiums	25,679	31,948	(20,982)	32,655
Net premiums earned	131,535	151,318	271,574	297,412
Other underwriting income (loss)	868	673	1,001	1,265
Interest income	36,453	38,596	74,277	81,737
Investment management fees - related parties	(4,262)	(4,570)	(8,614)	(8,979)
Borrowing and miscellaneous other investment expenses	(4,763)	(7,611)	(10,432)	(15,909)
Net interest income	27,428	26,415	55,231	56,849
Realized and unrealized gains (losses) on investments	172,063	(936)	(118,439)	32,784
Investment performance fees - related parties	—	(1,692)	—	(7,492)
Net investment income (loss)	199,491	23,787	(63,208)	82,141
Total revenues	331,894	175,778	209,367	380,818
Expenses
Loss and loss adjustment expenses	(104,786)	(111,416)	(215,462)	(222,266)
Acquisition expenses	(29,486)	(35,417)	(57,853)	(69,391)
General and administrative expenses	(7,841)	(9,751)	(14,980)	(16,991)
Interest expense	(2,911)	—	(5,823)	—
Net foreign exchange gains (losses)	2,665	(441)	7,678	(878)
Total expenses	(142,359)	(157,025)	(286,440)	(309,526)
Income (loss) before income taxes	189,535	18,753	(77,073)	71,292
Income tax expense	402	(20)	402	(20)
Net income (loss) before preference dividends	189,937	18,733	(76,671)	71,272
Preference dividends	(1,109)	(4,908)	(2,280)	(9,815)
Net income (loss) available to common shareholders	$188,828	$13,825	$(78,951)	$61,457

Other comprehensive income (loss) net of income tax:
Available-for-sale investments:
Unrealized holding gains (losses) arising during the period	$31,240	$6,532	$2,809	$10,613
Unrealized foreign currency gains (losses) arising during the period	279	(1,678)	(7,420)	(548)
Credit loss recognized in net income (loss)	(212)	—	351	—
Reclassification of net realized (gains) losses, net of income taxes, included in net income (loss)	(8,331)	(1,816)	(10,736)	(2,211)
Unrealized holding gains (losses) of available for sale investments	22,976	3,038	(14,996)	7,854
Foreign currency translation adjustments	51	212	188	47
Other comprehensive income (loss) net of income tax	23,027	3,250	(14,808)	7,901
Comprehensive income (loss)	$211,855	$17,075	$(93,759)	$69,358
Earnings (loss) per share:
Basic and diluted	$9.51	$0.61	$(3.97)	$2.71
Weighted average number of ordinary shares used in the determination of earnings (loss) per share:
Basic	19,863,048	22,740,762	19,907,490	22,711,833
Diluted	19,863,048	22,747,033	19,907,490	22,714,969

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Numerator:	($ in thousands except share and per share data)
Net income (loss) before preference dividends	$189,937	$18,733	$(76,671)	$71,272
Preference dividends	(1,109)	(4,908)	(2,280)	(9,815)
Net income (loss) available to common shareholders	$188,828	$13,825	$(78,951)	$61,457
Denominator:
Weighted average common shares outstanding - basic	19,863,048	22,740,762	19,907,490	22,711,833
Effect of dilutive common share equivalents:
Weighted average non-vested restricted share units (1)	—	6,271	—	3,136
Weighted average common shares outstanding - diluted	19,863,048	22,747,033	19,907,490	22,714,969
Earnings (loss) per common share:
Basic and diluted	$9.51	$0.61	$(3.97)	$2.71
(1) The weighted average non-vested restricted share units are excluded from the calculation of diluted weighted average common shares outstanding for the six months ended June 30, 2020, due to a net loss reported.

	June 30, 2020 (1)	March 31, 2020 (2)	December 31, 2019	September 30, 2019	June 30, 2019 (3)
Numerator:	($ in thousands except share and per share data)
Total shareholders’ equity	$776,151	$564,054	$872,353	$960,773	$961,296
Denominator:
Common shares outstanding - basic (1)(2)(3)	19,890,784	19,863,328	19,976,397	22,765,802	22,765,802
Effect of dilutive common share equivalents:
Non-vested restricted share units (2)(3)	103,820	131,277	82,360	82,360	82,360
Common shares outstanding - diluted	19,994,604	19,994,605	20,058,757	22,848,162	22,848,162

Book value per common share	$39.02	$28.40	$43.67	$42.20	$42.23
Book value per diluted common share	$38.82	$28.21	$43.49	$42.05	$42.07
(1) During the second quarter of 2020, the Company issued 100,958 common shares, related to the restricted share units granted to certain employees and directors in the second quarter of 2019. Of these shares, 27,456 common shares vested in the second quarter of 2020.
(2) During the first quarter of 2020, the Company granted 63,591 restricted share units and common shares to certain employees and directors, 48,916 of which are non-vested as of June 30, 2020.
(3) During the second quarter of 2019, the Company granted 165,287 restricted share units and common shares to certain employees and directors, 54,904 of which are non-vested as of June 30, 2020.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Comments on Regulation G
Throughout this release, the Company presents its operations in the way it believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use the Company’s financial information in evaluating the performance of the Company and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-U.S. GAAP financial measures in assessing the Company’s overall financial performance.
This presentation includes the use of “underwriting income (loss)” (which is defined as net premiums earned less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses), “adjusted underwriting income (loss)” (which is defined as underwriting income (loss) plus other underwriting income (loss) less certain corporate expenses), and “adjusted combined ratio” (which is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss)). Certain corporate expenses are generally comprised of costs associated with the ongoing operations of the holding company, such as compensation of certain executives and costs associated with the initial setup of subsidiaries.
The presentation of underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio are non-U.S. GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net income (loss) available to common shareholders (the most directly comparable U.S. GAAP financial measure) in accordance with Regulation G is included on the following pages of this release.
Underwriting income (loss) is useful in evaluating our underwriting performance, without regard to other underwriting income (losses), net investment income (losses), net foreign exchange gains (losses), interest expense, income tax expenses and preference dividends, and adjusted underwriting income (loss) is useful in evaluating our underwriting performance, without regard to net investment income (losses), net foreign exchange gains (losses), interest expense, income tax expenses, preference dividends and certain corporate expenses, and the adjusted combined ratio is a key indicator of our profitability, without regard to certain corporate expenses.  The Company believes that preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss), other underwriting income (loss) and certain corporate expenses in any particular period are not indicative of the performance of, or trends in, the Company’s underwriting performance. Although preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss) and other underwriting income (loss) are an integral part of the Company’s operations, the decision to realize investment gains or losses, the recognition of the change in the carrying value of investments accounted for using the fair value option in net realized gains or losses, and the recognition of foreign exchange gains or losses are independent of the underwriting process and result, in large part, from general economic and financial market conditions. Furthermore, certain users of the Company’s financial information believe that, for many companies, the timing of the realization of investment gains or losses is largely opportunistic. The Company believes that certain corporate expenses are not indicative of the performance of, or trends in, the Company’s business performance. Due to these reasons, the Company excludes preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss), other underwriting income (loss) from the calculation of underwriting income (loss), and excludes preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss) and certain corporate expenses from the calculation of adjusted underwriting income (loss) and the adjusted combined ratio.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The Company believes that showing underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio exclusive of the items referred to above reflects the underlying fundamentals of the Company’s business since the Company evaluates the performance of its business using underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio. The Company believes that this presentation enables investors and other users of the Company’s financial information to analyze the Company’s performance in a manner similar to how the Company’s management analyzes performance. The Company also believes that this measure follows industry practice and, therefore, allows the users of the Company’s financial information to compare the Company’s performance with its industry peer group. The Company believes that the equity analysts and certain rating agencies, which follow the Company and the insurance industry as a whole generally exclude these items from their analysis for the same reasons.
This presentation also includes the non-investment grade portfolio and investment grade portfolio components of our investment returns: “net interest income yield on average net assets” (calculated as net interest income divided by average net assets), “net investment income return on average total investments (excluding accrued investment income)” (calculated as net investment income divided by average total investments), and “net investment income return on average net assets” (calculated as net investment income divided by average net assets). Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payables for securities sold short. For the three- and six-month periods, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss) or the net assets calculation.
The presentation of the separate components of our investment returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net interest income and net investment income (loss), the most directly comparable U.S. GAAP financial measures, in accordance with Regulation G is included on the following pages of this release.
The non-investment grade portfolio and investment grade portfolio components of our investment returns (net interest income yield on average net assets, net investment income return on average net assets and on average total investments (excluding accrued investment income), respectively) are useful in evaluating our investment performance. The non-investment grade portfolio components of these investment returns reflect the performance of our investment strategy under HPS Investment Partners, LLC (“HPS”), which includes the use of leverage. The investment grade portfolio component of these returns reflects the performance of the investment portfolios that predominantly support our underwriting collateral.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables present a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders, and a reconciliation of adjusted underwriting income (loss) to underwriting income (loss):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	($ in thousands)
Net income (loss) available to common shareholders	$188,828	$13,825	$(78,951)	$61,457
Preference dividends	1,109	4,908	2,280	9,815
Net income (loss) before preference dividends	189,937	18,733	(76,671)	71,272
Income tax expense	(402)	20	(402)	20
Interest expense	2,911	—	5,823	—
Net foreign exchange (gains) losses	(2,665)	441	(7,678)	878
Net investment (income) loss	(199,491)	(23,787)	63,208	(82,141)
Other underwriting (income) loss	(868)	(673)	(1,001)	(1,265)
Underwriting income (loss)	(10,578)	(5,266)	(16,721)	(11,236)
Certain corporate expenses	3,443	4,795	6,439	6,758
Other underwriting income (loss)	868	673	1,001	1,265
Adjusted underwriting income (loss)	$(6,267)	$202	$(9,281)	$(3,213)

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The adjusted combined ratio reconciles to the combined ratio for the three and six months ended June 30, 2020 and 2019 as follows:

	Three Months Ended June 30,
	2020			2019
	Amount	Adjustment	As Adjusted	Amount	Adjustment	As Adjusted
	($ in thousands)
Losses and loss adjustment expenses	$104,786	$—	$104,786	$111,416	$—	$111,416
Acquisition expenses	29,486	—	29,486	35,417	—	35,417
General & administrative expenses (1)	7,841	(3,443)	4,398	9,751	(4,795)	4,956
Net premiums earned (1)	131,535	868	132,403	151,318	673	151,991

Loss ratio	79.7%			73.6%
Acquisition expense ratio	22.4%			23.4%
General & administrative expense ratio	5.9%			6.5%
Combined ratio	108.0%			103.5%
Adjusted loss ratio			79.1%			73.3%
Adjusted acquisition expense ratio			22.3%			23.3%
Adjusted general & administrative expense ratio			3.3%			3.3%
Adjusted combined ratio			104.7%			99.9%
(1) Adjustments include certain corporate expenses, which are deducted from general and administrative expenses, and other underwriting income (loss), which is added to net premiums earned.

	Six Months Ended June 30,
	2020			2019
	Amount	Adjustment	As Adjusted	Amount	Adjustment	As Adjusted
	($ in thousands)
Losses and loss adjustment expenses	$215,462	$—	$215,462	$222,266	$—	$222,266
Acquisition expenses	57,853	—	57,853	69,391	—	69,391
General & administrative expenses (1)	14,980	(6,439)	8,541	16,991	(6,758)	10,233
Net premiums earned (1)	271,574	1,001	272,575	297,412	1,265	298,677

Loss ratio	79.3%			74.7%
Acquisition expense ratio	21.3%			23.3%
General & administrative expense ratio	5.6%			5.8%
Combined ratio	106.2%			103.8%
Adjusted loss ratio			79.0%			74.4%
Adjusted acquisition expense ratio			21.2%			23.2%
Adjusted general & administrative expense ratio			3.2%			3.5%
Adjusted combined ratio			103.4%			101.1%
(1) Adjustments include certain corporate expenses, which are deducted from general and administrative expenses, and other underwriting income (loss), which is added to net premiums earned.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables summarize the components of our total investment return for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30, 2020				Three Months Ended June 30, 2019
	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total
	($ in thousands)
Interest income	$32,410	$4,043	$—	$36,453	$32,492	$6,104	$—	$38,596
Investment management fees - related parties	(3,943)	(319)	—	(4,262)	(4,171)	(399)	—	(4,570)
Borrowing and miscellaneous other investment expenses	(2,741)	(212)	(1,810)	(4,763)	(3,809)	(238)	(3,564)	(7,611)
Net interest income	25,726	3,512	(1,810)	27,428	24,512	5,467	(3,564)	26,415
Net realized gains (losses) on investments	(14,912)	8,911	—	(6,001)	(177)	966	—	789
Net unrealized gains (losses) on investments (1)	178,050	14	—	178,064	(4,511)	2,786	—	(1,725)
Investment performance fees - related parties	—	—	—	—	(1,692)	—	—	(1,692)
Net investment income (loss)	$188,864	$12,437	$(1,810)	$199,491	$18,132	$9,219	$(3,564)	$23,787

Average total investments (2)	$1,782,413	$793,663	$—	$2,576,076	$1,871,286	$928,850	$—	$2,800,136
Average net assets (3)	$1,446,900	$800,175	$(246,250)	$2,000,825	$1,548,237	$924,948	$(327,619)	$2,145,566

Net interest income yield on average net assets (3)	1.8%	0.4%		1.4%	1.6%	0.6%		1.2%
Net investment income return on average total investments (excluding accrued investment income) (2)	10.6%	1.6%		7.7%	1.0%	1.0%		0.8%
Net investment income return on average net assets (3)	13.1%	1.6%	(0.7)%	10.0%	1.2%	1.0%	(1.1)%	1.1%
(1) Net unrealized gains (losses) on investments excludes unrealized gains and losses from the available for sale portfolios, which are recorded in other comprehensive income.
(2) Net investment income return on average total investments (excluding accrued investment income) is calculated by dividing net investment income by average total investments. For the three-month period, average total investments is calculated using the average of the beginning and ending balance of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of revolving credit agreement borrowings is not subtracted from net investment income.
(3) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. For the non-investment grade component of investment returns and total investment returns, net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less total revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss), or the net assets calculation.
(4) The cost of underwriting collateral is calculated as the revolving credit agreement expenses for the investment grade portfolios divided by the average total revolving credit agreement borrowings for the investment grade portfolios during the period.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Six Months Ended June 30, 2020				Six Months Ended June 30, 2019
	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total
	($ in thousands)
Interest income	$65,174	$9,103	$—	$74,277	$69,831	$11,906	$—	$81,737
Investment management fees - related parties	(7,916)	(698)	—	(8,614)	(8,242)	(737)	—	(8,979)
Borrowing and miscellaneous other investment expenses	(5,332)	(437)	(4,663)	(10,432)	(8,667)	(442)	(6,800)	(15,909)
Net interest income	51,926	7,968	(4,663)	55,231	52,922	10,727	(6,800)	56,849
Net realized gains (losses) on investments	(22,137)	11,090	—	(11,047)	1,142	929	—	2,071
Net unrealized gains (losses) on investments (1)	(107,443)	51	—	(107,392)	23,114	7,599	—	30,713
Investment performance fees - related parties	—	—	—	—	(7,492)	—	—	(7,492)
Net investment income (loss)	$(77,654)	$19,109	$(4,663)	$(63,208)	$69,686	$19,255	$(6,800)	$82,141

Average total investments (2)	$1,786,375	$807,149	$—	$2,593,524	$1,883,565	$908,637	$—	$2,792,202
Average net assets (3)	$1,488,863	$813,118	$(287,500)	$2,014,481	$1,527,241	$905,937	$(322,303)	$2,110,875

Net interest income yield on average net assets (3)	3.5%	1.0%		2.7%	3.5%	1.2%		2.7%
Net investment income return on average total investments (excluding accrued investment income) (2)	(4.3)%	2.4%		(2.4)%	3.7%	2.1%		2.9%
Net investment income return on average net assets (3)	(5.2)%	2.4%	(1.6)%	(3.1)%	4.6%	2.1%	(2.1)%	3.9%
(1) Net unrealized gains (losses) on investments excludes unrealized gains and losses from the available for sale portfolios, which are recorded in other comprehensive income.
(2) Net investment income return on average total investments (excluding accrued investment income) is calculated by dividing net investment income by average total investments. For the six-month period, average total investments is calculated using the average of the beginning and ending balance of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of revolving credit agreement borrowings is not subtracted from net investment income.
(3) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. For the non-investment grade component of investment returns and total investment returns, net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less total revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss), or the net assets calculation.
(4) The cost of underwriting collateral is calculated as the revolving credit agreement expenses for the investment grade portfolios divided by the average total revolving credit agreement borrowings for the investment grade portfolios during the period.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	As of June 30, 2020				As of June 30, 2019
	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total
	($ in thousands)
Average total investments - QTD	$1,782,413	$793,663	$—	$2,576,076	$1,871,286	$928,850	$—	$2,800,136
Average total investments - YTD	1,786,375	807,149	—	2,593,524	1,883,565	908,637	—	2,792,202

Average net assets - QTD	1,446,900	800,175	(246,250)	2,000,825	1,548,237	924,948	(327,619)	2,145,566
Average net assets - YTD	1,488,863	813,118	(287,500)	2,014,481	1,527,241	905,937	(322,303)	2,110,875

Total investments	$1,846,404	$792,941	$—	$2,639,345	$1,833,476	$936,629	$—	$2,770,105
Accrued investment income	10,853	3,511	—	14,364	11,834	5,082	—	16,916
Receivable for securities sold	28,298	3,016	—	31,314	29,367	58	—	29,425
Less: Payable for securities purchased	67,272	—	—	67,272	46,412	4,804	—	51,216
Less: Payable for securities sold short	29,289	—	—	29,289	48,823	—	—	48,823
Less: Revolving credit agreement borrowings	308,611	—	163,750	472,361	229,546	—	328,751	558,297
Net assets	$1,480,383	$799,468	$(163,750)	$2,116,101	$1,549,896	$936,965	$(328,751)	$2,158,110
Non-investment grade borrowing ratio (1)	20.8%				14.8%

Unrealized gains on investments	$44,845	$14,278	$—	$59,123	$27,068	$8,160	$—	$35,228
Unrealized losses on investments	(221,353)	(23,121)	—	(244,474)	(109,200)	(4,737)	—	(113,937)
Net unrealized gains (losses) on investments	$(176,508)	$(8,843)	$—	$(185,351)	$(82,132)	$3,423	$—	$(78,709)
(1) The non-investment grade borrowing ratio is calculated as revolving credit agreement borrowings divided by net assets.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements. Forward-looking statements, for purposes of the PSLRA or otherwise, can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” and similar statements of a future or forward-looking nature or their negative or variations or similar terminology. These forward-looking statements include statements regarding the Company’s return on equity potential and prospects for further book value growth.
Forward-looking statements involve the Company’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed below and elsewhere in this release and in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), and include:

•	our limited operating history;

•	fluctuations in the results of our operations;

•	our ability to compete successfully with more established competitors;

•	our losses exceeding our reserves;

•
downgrades, potential downgrades or other negative actions by rating agencies, including A.M. Best’s recent announcement that it has placed under review with negative implications the financial strength and credit ratings of our operating subsidiaries;

•	our dependence on key executives and inability to attract qualified personnel, or the potential loss of Bermudian personnel as a result of Bermuda employment restrictions;

•	our dependence on letter of credit facilities that may not be available on commercially acceptable terms;

•	our potential inability to pay dividends or distributions;

•	our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;

•	our dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting;

•	the suspension or revocation of our subsidiaries’ insurance licenses;

•	Watford Holdings potentially being deemed an investment company under U.S. federal securities law;

•	the potential characterization of us and/or any of our subsidiaries as a passive foreign investment company (“PFIC”);

•	our dependence on certain subsidiaries of Arch Capital Group Ltd. (“Arch”) for services critical to our underwriting operations;

•	changes to our strategic relationship with Arch or the termination by Arch of any of our services agreements or quota share agreements;

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

•	our dependence on HPS and Arch Investment Management Ltd. (“AIM”) to implement our investment strategy;

•	the termination by HPS or AIM of any of our investment management agreements;

•	risks associated with our investment strategy being greater than those faced by competitors;

•	changes in the regulatory environment;

•	our potentially becoming subject to U.S. federal income taxation;

•	our potentially becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act (“FATCA”) provisions;

•	our ability to complete acquisitions and integrate businesses successfully;

•	adverse general, societal, economic and market conditions, including those caused by pandemics, including COVID-19, and government actions in response thereto; and

•
the other matters set forth under Item 1A “Risk Factors,” Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other sections of the Company’s Annual Report on Form 10-K, as well as the other factors set forth in the Company’s other documents on file with the SEC, and management’s response to any of the aforementioned factors.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Contact
Robert L. Hawley: (441) 278-3456
rhawley@watfordre.com

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com